January 28, 2022

Alternative Credit Income Fund
650 Madison Avenue, 23rd Floor
New York, NY 10022

Re:	Alternative Credit Income Fund (the “Fund”) File Nos. 333-200981 and 811-23016

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2, filed on April 13, 2015. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 under the Securities Act of 1933 (Amendment No. 12 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP